MahoneySabol
CPAs and Advisors

180 Glastonbury Boulevard, Suite 400
Glastonbury, CT 06033

860.541.2000 main
860.541.2001 fax

mahoneysabol.com

Glastonbury
Essex

February 2, 2023

Securities and Exchange Commission
Washington, D.C. 20549

Commissioners:

We have read Newpoint Financial Corp.'s statements included under Item 4.01(a) of its Form 8-K filed on February 2, 2023 and we agree with such statements concerning our firm.

/s/ Mahoney Sabol & Company, LLP